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[FLEETWOOD ENTERPRISES, INC. LETTERHEAD]

May 22, 2000

Fleetwood Enterprises, Inc.
3125 Myers Street
Riverside, California  92503

     Re:  REGISTRATION STATEMENT ON FORM S-8 PURSUANT TO GENERAL INSTRUCTION E

Ladies and Gentlemen:

     I am general counsel for Fleetwood Enterprises, Inc., a Delaware corporation (the "Company"). This opinion is rendered in connection with that certain Registration Statement on Form S-8 (the "Registration Statement"), which is to be filed with the Securities and Exchange Commission pursuant to General Instruction E of Form S-8, to register an additional 2,100,000 shares of the Company's common stock, par value $1.00 per share, of which 2,000,000 shares (the "Additional Incentive Plan Shares") are issuable under the Company's Amended and Restated 1992 Stock-Based Incentive Compensation Plan (the "Incentive Plan") and 100,000 shares (the "Additional Non-Employee Director Plan Shares") are issuable under the Company's 1992 Non-Employee Director Stock Option Plan (the "Non-Employee Director Plan").

     For purposes of rendering this opinion, I have made such legal and factual examinations as we have deemed necessary under the circumstances and, as part of such examination, I have examined, among other things, originals and copies, certified or otherwise identified to my satisfaction, of such documents, corporate records and other instruments as I have deemed necessary or appropriate. For the purposes of such examination, I have assumed the genuineness of all signatures on original documents and the conformity to original documents of all copies submitted to me.

     On the basis of and in reliance upon the foregoing, and assuming the Registration Statement has become effective pursuant to the provisions of the Securities Act of 1933, as amended, it is my opinion that:

     1. The Additional Incentive Plan Shares will be, when issued, delivered and paid for pursuant to and in accordance with the Incentive Plan, validly issued, fully paid and nonassessable; and

     2. The Additional Non-Employee Director Plan Shares will be, when issued, delivered and paid for pursuant to and in accordance with the Non-Employee Director Plan, validly issued, fully paid and nonassessable.

     I hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

                                        Very truly yours,

                                        /s/ William H. Lear

                                        William H. Lear
                                        Senior Vice President - General Counsel
                                        and Secretary